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                                                                    Exhibit 23.3

                          Independent Auditors' Consent
                          -----------------------------



The Members
Regroup Express, LLC:


We consent to the incorporation by reference in the registration statement on Form S-8 of Stonepath Group, Inc. of our report dated May 9, 2003, except as to note 9, which is as of June 3, 2003, with respect to the balance sheets of Regroup Express, LLC as of December 31, 2002 and 2001, and the related statements of operations, members' equity, and cash flows for the years then ended, which report appears in the Form 8-K/A of Stonepath Group, Inc. dated June 20, 2003.


                                                          /s/ KPMG LLP

Philadelphia, Pennsylvania
September 26, 2003